SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) of Rule 14a-12

                          O'SULLIVAN CORPORATION
           (Name of Registrant as Specified In Its Charter)

                            C. Bryant Nickerson
                        Secretary, Treasurer & CFO
                          O'Sullivan Corporation
                            1944 Valley Avenue
                        Winchester, Virginia  22601
                              (540) 667-6666
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1), 14a-6(i)(2)or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
    1) Title of each class of securities to which transaction applies:
    ___________________________________________________________________________
    2) Aggregate number of securities to which transaction applies:
    ___________________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
    ___________________________________________________________________________
    4) Proposed maximum aggregate value of transaction:
    ___________________________________________________________________________
    5) Total fee paid:
    ___________________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:
    ___________________________________________________________________________
    3) Filing Party:
    ___________________________________________________________________________
    4) Date Filed:
    __________________________________________________________________________




                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held Tuesday, April 29, 1997




To The Holders of O'Sullivan Corporation Common Stock:

  Notice is hereby given that the annual meeting of stockholders of O'Sullivan Corporation will be held on Tuesday, April 29, 1997, at 11:00 a.m., at the Winchester Country Club, 1300 Senseny Road, County of Frederick, Virginia for the purpose of:

  (a)  Election of directors for the ensuing year;

  (b) Approval of the appointment of Yount, Hyde & Barbour, P.C., of Winchester, Virginia, as auditors for the 1997 fiscal year; and

  (c) Transaction of such other business as may properly come before the meeting.

  Enclosed you will find a proxy form, a proxy statement, and the 1996 annual report.

  Only stockholders of record at the close of business on March 10, 1997, will be entitled to vote at the meeting.

  The Board of Directors would like to have as many stockholders as possible attend the meeting in person. However, whether or not you plan to be present, please date, sign, and mail the enclosed proxy promptly in the enclosed stamped return envelope.

  Also, if you plan to attend the meeting this year, please complete and return the enclosed Annual Meeting Registration card so that we may better plan the necessary arrangements for the meeting.


                              	/s/ C. Bryant Nickerson
                              	--------------------------
                              	C. BRYANT NICKERSON
                              	Secretary, Treasurer & CFO


















                                      1
                             			March 28, 1997

                            O'Sullivan Corporation
                              1944 Valley Avenue
                          Winchester, Virginia 22601



                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 29, 1997




  The enclosed proxy is solicited by and on behalf of the Board of Directors of O'Sullivan Corporation (the "Company") for the 1997 annual meeting of stockholders of the Company scheduled for April 29, 1997, or any adjournments thereof, for the purposes set forth in the attached notice of annual meeting. This proxy statement and enclosed proxy are being mailed to stockholders on or about March 28,1997.

  Any stockholder executing a proxy may revoke it at any time before it is voted by delivering another proxy or written notice of revocation to the Company's Secretary. The giving of this proxy will not affect the right of the stockholder to attend the meeting and vote in person. However, attendance at the meeting will not, without notice of revocation, revoke a proxy for the meeting.

  Each holder of record of the Common Stock of the Company, $1.00 par value (the "Common Stock"), at the close of business on March 10, 1997, will be entitled to one vote for each share registered in his name on each matter brought before the meeting. At the close of business on March 10, 1997, 15,777,182 shares of the Common Stock were outstanding and entitled to vote.

  The enclosed proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein and for the appointment of Yount, Hyde & Barbour, P.C. as auditors, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions. At this time, no matters other than those specified are expected to come before the meeting. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies, which confer discretionary authority to vote on such matters, in accordance with their best judgment.

  Except for the election of directors, action on a matter submitted to the stockholders at the meeting will be approved if a quorum is present at the meeting and the votes cast in favor of the action exceed the votes cast against it. With respect to the election of directors, the nine nominees receiving the greatest number of votes cast for the election of directors will be elected, assuming a quorum is present at the meeting. Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

                                      2
  In addition to the solicitation of proxies by mail, the Company's officers and regular employees may solicit proxies by telephone, facsimile transmission or personal interview. The Company will bear the cost of all solicitation.


                 VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS


  The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock by any person known to the Company (based on a review of filings with the Securities and Exchange Commission) to be the beneficial owner of more than five percent of such stock as of January 31, 1997. To the best knowledge of the Company, the persons named in the table have sole voting and investment powers with respect to shares shown as owned by them.


NAME AND ADDRESS OF         NUMBER OF SHARES          PERCENT
 BENEFICIAL OWNER          BENEFICIALLY OWNED         OF CLASS

 Arthur H. Bryant II          2,707,111                17.1%
 P. O. Box 2929
 Winchester, VA. 22604

 Magalen O. Bryant              991,526                 6.3%
 Locust Hill Farm
 Middleburg, VA 22117

                       ITEM ONE-ELECTION OF DIRECTORS

  A Board of nine directors of the Company is to be elected at the meeting to serve until the next annual meeting or until their successors are elected. Other than Mr. Smith, each of the nominees listed below is presently a director of the Company, and each was elected by the stockholders at the last annual meeting for a term expiring at the 1997 annual meeting. As a result of having reached the mandatory age limitation of 72, Mr. John J. Armstrong will retire from the Board effective as of the date of the 1997 annual meeting.

  Each director nominee has agreed to serve if elected. If any nominee is unable or unavailable to serve, a circumstance which is not expected, the proxy may be voted for the election of other persons that may be nominated during the meeting, except that any proxy that is marked to withhold authority to vote for election of directors will not be voted for any nominee.

  The names of the nominees and certain information concerning their business experience and other matters are set forth below.












                                      3
NAME, AGE, COMPANY POSITIONS,     DIRECTOR     COMMON STOCK   PERCENT
PRINCIPAL OCCUPATION AND            SINCE      BENEFICIALLY   OF CLASS
DIRECTORSHIPS IN PUBLIC                        OWNED AS OF
CORPORATIONS                                     1/31/97

C. Hugh Bloom, Jr.,     63         1990            15,403(3)     0.1%
Easton, PA,
Retired
Vice President, C.F. Martin & Co., Inc.

Arthur H. Bryant, II,   54         1967         2,707,111(1)(2) 17.1%
Winchester, VA,                                          (3)
Chairman of the Board
Chairman and Chief Executive Officer of the
Company 1986-1995

Magalen O. Bryant,      68         1982           991,526(3)     6.3%
Middleburg, VA,
Private Investor; Director, Carlisle
Companies, Incorporated and Dover Corporation

Robert L. Burrus, Jr.,  62         1995            12,000(3)     0.1%
Richmond, VA,
Partner; McGuire Woods Battle
& Boothe, L.L.P., a law firm
retained by the Company for a number
of years; Director, CSX Corporation, Concepts
Direct, Inc., Heilig-Meyers Company,
S & K Famous Brands, Inc. and
Smithfield Foods, Inc.

Max C. Chapman, Jr.,    53         1989           139,002(3)     0.9%
Scarborough, NY,
Chairman, Nomura Securities
International, Inc.; Director,
The Nomura Securities Co., Ltd.
and AT&T Capital Corporation

James T. Holland,       56         1984           132,675(1)(3)  0.8%
Winchester, VA,
President and Chief Executive Officer
of the Company since 1995;
President and Chief Operating
Officer 1986-1995; Executive Vice
President, 1984-1986;Vice President
and Treasurer,1979-1984

R. Michael McCullough,  58         1995            11,000(3)     0.1%
McLean, VA,
Retired Senior Chairman,
Booz Allen & Hamilton,
a Delaware Corporation
Director, Host Marriott Services Corp.,
Interstate Hotel Corporation, and
Watson-Wyatt & Co.




                                      4
Stephen P. Munn,        54         1995            11,000(3)     0.1%
Syracuse, NY,
Chairman, and Chief Executive Officer
Carlisle Companies Incorporated
Director, Carlisle Companies
Incorporated and Prudential Securities
Mutual Fund

Leighton W. Smith Jr.,  52     	Nominee	              - -       - -
Fairfax, VA,                       1997
Admiral, United States Navy,
Retired

All Executive Officers and Directors as a
group (18 persons)                              4,427,991(1)(2) 28.0%
                                                         (3)
  In addition to Mr. Holland, the remaining officers named in the summary compensation table and the director who will not continue in office after the annual meeting had the following beneficial ownership of shares at January 31, 1997:

                                   COMMON STOCK
                                   BENEFICIALLY
                                   OWNED AS OF             PERCENT
  NAME AND TITLE                     1/31/97               OF CLASS

John S. Campbell,
Vice President                        37,553(3)               0.2%

Michael J. Meissner,
Vice President                        29,703(1)(3)            0.2%

C.Bryant Nickerson
Secretary, Treasurer & CFO            27,416(1)(3)            0.2%

Philip S. Griffin
Vice President (A)                   102,484(1)(3)            0.6%


John J. Armstrong (B)                134,141(1)(3)            0.8%


(1) Includes the following shares held by the spouses, children or associates of the following directors and officers, which shares may be deemed held subject to shared investment and voting powers: John J. Armstrong, 12,497 shares; James T. Holland, 9,244 shares; C. Bryant Nickerson, 100 shares; Arthur H. Bryant, 13,466 shares; Philip S. Griffin, 14,184 shares; Michael J. Meissner, 604 shares.

(2) Includes 1,429,860 shares held by the Bryant Foundation, of which Mr. Bryant is President and a Trustee.








                                       5
(3) Includes the following shares that may be acquired under stock options which are exercisable on January 1,1997 or within 60 days thereafter : James T. Holland, 40,660 shares; all Officers and Directors as a group, 273,395 shares; John S. Campbell, 37,402 shares; C.Bryant Nickerson, 27,066 shares; Philip S. Griffin, 10,500 shares; Michael J. Meissner, 5,000 shares. Also includes for each director (other than Mr. Holland) 11,000 shares which may be acquired under currently exercisable stock options granted under the Company's 1995 Outside Directors Stock Option Plan.


(A) Retired from the Company as of January 31, 1997.

(B) Term as director expires April 29, 1997; retiring from the Board at that time.

          SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its officers, and any persons holding ten percent or more of the Company's common stock are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the American Stock Exchange. Specific due dates for these reports are established by the Commission, and the Company is required to report in this proxy statement any failure to file by these dates during 1996. During the year, there were no known failures of any officer or director to file in a timely manner the required reports. In making this statement, the Company has relied on the written representations of its directors and officers and on copies of the reports that they have filed with the Commission.

                    COMMITTEES OF THE BOARD OF DIRECTORS
                           AND MEETING ATTENDANCE


  During 1996, there were four regular quarterly Board meetings held and all of the incumbent Board members attended at least 75% of the meetings of the Board and any committees on which they served, except for Mrs. M.O. Bryant, who did not attend one regularly scheduled meeting of the Audit Committee.

  The Board has an Audit Committee which consists of Messrs. Burrus, McCullough and Bloom and Mrs. M.O. Bryant. All members of the Audit Committee are outside directors. Mr. Burrus serves as Chairman of the Audit Committee. The Committee met two times during 1996. The principal responsibilities of the Audit Committee are to direct the activity of the external audit functions, recommend the selection of external auditors to the Board, provide for the continuing review of the underlying internal controls of the Company, and review published financial reports of the Company.

  There is a Compensation and Stock Option Committee of the Board which consists of Messrs. Armstrong, A.H. Bryant, Chapman and Munn. All members of the Compensation and Stock Option Committee are outside directors. Mr. Armstrong serves as Chairman of this Committee. The Committee met three times during 1996. The Committee is responsible for reviewing and making recommendations to the Board with respect to compensation of executive officers and directors. A subcommittee of the Committee, the Stock Option Plan Subcommittee, administers the 1995 Stock Option Plan, determines the key employees who should receive awards under the 1995 Stock Option Plan and the number of shares to be granted under such awards.
                                      6
  There is a Nominating Committee of the Board which consists of Messrs. A. H. Bryant, Chapman and Holland and Mrs. M.O. Bryant. All members of the Nominating Committee are outside directors except Mr. Holland. Mr. Chapman serves as Chairman of this Committee. The Nominating Committee, if so requested by the Board, recommends to the Board candidates for election as directors. The Committee did not meet in 1996. The Nominating Committee will consider nominations from stockholders. Any stockholder who wishes to make a nomination for a director must advise the Secretary of the Company in writing, mailed no later than ten days before the date of the stockholders' meeting, of the name, address and business background of the nominee.


                          COMPENSATION OF DIRECTORS


  A fee of $2,500 per quarter is currently paid to each outside director as a retainer. An additional $2,250 attendance fee is paid to each outside director for regular directors' meetings, which are held four times a year. Outside directors who are committee members are paid $500 for each meeting attended. Expenses incurred in connection with attending meetings are normally borne by the directors. Each outside director automatically receives in the first year that he becomes an outside director an option to purchase 10,000 shares of common stock of the Company under the 1995 Outside Directors Stock Option Plan. On each April 25th thereafter, each outside director receives an option to purchase an additional 1,000 shares of the Company's common stock. The price of each option is equal to the fair market value of the Company's common stock on the date the option is granted. All options awarded under the plan are nonstatutory stock options.

                           EXECUTIVE COMPENSATION
Summary Compensation Table

  The following table provides certain information concerning annual and long-term compensation paid to or accrued on behalf of the President and Chief Executive Officer of the Company and the four other most highly compensated executive officers (the "Named Executive Officers") for the years 1996, 1995, and 1994.

                         SUMMARY COMPENSATION TABLE
                                               LONG TERM
                    ANNUAL COMPENSATION       COMPENSATION
                                                 AWARDS
--------------------------------------------- ------------ ----------------
									                                     Securities
   									                                  Underlying
Name and Principal                              Options     All Other
    Occupation      Year  Salary($)   Bonus($)   (#)     Compensation($)(A)
------------------  ----  ---------   --------  -------  ------------------
James T.            1996   $345,390  $    - -      5,000      $87,197
Holland             1995    329,400   187,244     15,000       80,268
President and Chief 1994    306,400       - -        - -       74,908
Executive Officer

John S.             1996   $190,100  $    - -      4,000      $12,980
Campbell            1995    181,000   133,868     12,000       13,109
Vice President      1994    171,000    52,606        - -       12,670



                                      7
Michael J.          1996   $175,000  $ 75,000      2,000      $24,052
Meissner            1995    175,000    75,000      3,000       18,231
Vice President      1994        - -       - -        - -          - -

C. Bryant           1996   $153,100  $    - -      3,000      $14,062
Nickerson           1995    136,000    52,861      9,500       12,578
Secretary,          1994    126,000    30,000        - -       13,074
Treasurer and Chief
Financial Officer

Philip S.           1996   $169,600  $    - -        - -      $28,883
Griffin             1995    169,600       - -        - -       27,273
Vice President (B)  1994    172,258    40,627        - -       25,906

(A) The "All Other Compensation" column includes amounts accrued under the Company's deferred compensation program, split dollar life insurance premiums paid by the Company and Company contributions to the Company's Retirement Savings Plan. These amounts reflected in the table for 1996 are as follows:

    Name                  Deferred         Split         Retirement
                        Compensation       Dollar        Savings Plan
                           Accrual         Premium        Contribution

James T. Holland          $77,559          $ 2,138         $ 7,500

John S. Campbell          $ 5,480          $   - -         $ 7,500

Michael J. Meissner       $19,132          $   - -         $ 4,920

C. Bryant Nickerson       $ 6,562          $   - -         $ 7,500

Philip S. Griffin (B)     $18,932          $ 2,451         $ 7,500

(B)  Retired from the Company as of January 31, 1997.

Deferred Compensation Program

  The Company maintains a deferred compensation program for key employees of the Company. Under this program, the Company has agreed to pay to each covered employee a certain sum annually for fifteen years upon his retirement or, in the event of his death, to his designated beneficiary. The annual amount payable to each of the Named Executive Officers upon retirement at age 65 is as follows: Mr. Holland, $150,000, Mr. Campbell, $30,000, Mr.Griffin, $40,000, Mr. Meissner, $30,000 and Mr. Nickerson,$30,000. A benefit is also paid if the employee terminates employment (other than by the executive's voluntary action or discharge for cause) after at least 10 years of employment with the Company. The program also provides that benefits in specified amounts may be paid to executives who retire after reaching the age of 50 and completing at least 20 years of service with the Company. In each event, the amount of the benefit depends on the employee's years of service with the Company (with the full benefit paid only if the employee has completed 25 years of service). The Company has purchased individual life insurance contracts with respect to each employee covered by this program. The
Company is the owner and beneficiary of these insurance contracts. The employees are general creditors of the Company with respect to these benefits.



                                      8
Employment Continuity Agreements

  The Company has entered into employment continuity agreements with key management executives, including Messrs. Holland, Campbell, Meissner and Nickerson, which provide certain compensation and benefits in the event of a change of control. Each agreement is effective for three years and is automatically extended for an additional three-year period, unless the Company notifies the executive that the agreement will not be extended.

  The agreements provide that, in the event of a change of control of the Company, each executive will continue to be employed by the Company for a one-year period following the change of control and will continue to receive a salary and annual bonus at least equal to the salary and bonus that were paid or are payable to the executive for the twelve-month period immediately preceding the change of control. The executive will also be entitled during this one-year period to employee benefits, fringe benefits, expense reimbursements, vacation, and office support that are at least as favorable as were provided to the executive during the 90-day period immediately preceding the change of control. If, during the one-year employment period following the change of control (the "Employment Period"), the Company terminates the executive's employment without cause or the executive voluntarily terminates employment "for good reason", the Company will pay to the executive a lump sum cash amount equal to the sum of the following amounts: (i) any salary, elective nonqualified deferred compensation, and accrued vacation that have not yet been paid to the executive, (ii) the largest annual salary paid or payable to the executive for the Employment Period as annualized, and (iii) the greater of the largest bonus paid or payable to the executive for the Employment Period (as annualized) or the bonus paid to the executive for the twelve-month period immediately preceding the change of control. In addition, the Company will continue the executive's automobile allowance for twelve months following his termination of employment. An executive shall be deemed to have terminated employment "for good reason" if he is assigned duties inconsistent with his position, authority or responsibilities, the Company fails to provide him with the salary, bonus, benefits, support staff and vacation to which he is entitled during the Employment Period, he is assigned to an office or location that is located more than 35 miles from the office where he was assigned at the time of the change of control, or the Company attempts to terminate his employment other than as permitted under the agreement or fails to require a successor to assume the agreement.

  If the executive's employment is terminated on account of his disability or death, or he voluntarily terminates employment other than "for good reason" during the Employment Period, the executive (or his legal representative) will be paid any salary which has not yet been paid, any elective nonqualified deferred compensation and accrued vacation that has not yet been paid, and a pro-rated bonus. In the event the executive is terminated for cause during the Employment Period, he will be paid any base salary that has not yet been paid. If the executive continues in employment with the Company through the last day of the Employment Period, the executive will receive a lump sum payment equal to the largest annual salary (as annualized) that was paid or payable to the exectutive during the Employment Period.

  A change of control is deemed to have occured under the agreement if (i) any individual, entity or group acquires, other than from the Company, 20% or more of the outstanding shares of common stock of the Company or the combined voting



                                      9
power of the Company's voting securities (subject to certain exceptions),(ii) the individuals who constitute the Board as of the date of the agreement cease to constitute at least a majority of the Board, other than as a result of an election of a director by the stockholders, whose election or nomination for election was approved by a majority of the members of the Board (unless in connection with an actual or threatened election contest), (iii) the Company's stockholders approve a reorganization, merger, share exchange, or consolidation in which all or substantially all of the individuals or entities who were stockholders immediately prior to such transaction cease to own (directly or indirectly) more than 60% of the outstanding shares of common stock or the combined voting power of the voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership in the Company before the transaction, or (iv) a complete liquidation of the Company, or a sale or disposition of all or substantially all of the assets of the Company occurs (other than to a corporation of which more than 60% of the outstanding shares of common stock and the combined voting power following such sale or disposition is owned by all or substantially all of the stockholders of the outstanding shares of common stock or combined voting power of the Company before the sale in substantially the same proportion as their ownership in the Company immediately before the sale or disposition).

Split-Dollar Life Insurance

  The Company maintains a split-dollar insurance program for certain key employees, including Mr. Holland and Mr. Griffin. The face amount of each policy is $100,000. The premium is split between the Company and the employee. No portion of the premium is expensed for financial reporting purposes since the Company will recoup its cost in full.

Retirement Savings Plan

  On January 31, 1989, the Board of Directors approved a trusteed Retirement Savings Plan (the "Plan"), effective March 1, 1989, that covers all employees of the Company and its Subsidiaries whose employment is not governed by the terms of a collective bargaining agreement between employee representatives and the Company or its Subsidiaries. The Plan was amended and restated effective as of January 1, 1997. Under the restated plan, participants may make pre-tax contributions of a portion of their annual compensation pursuant to the provisions of Section 401(k) of the Internal Revenue Code. The Company may, in its discretion, make a matching contribution for those participants who make pre-tax contributions. Such matching contributions may equal up to 100% of a participant's pre-tax contributions, but may not exceed 2% of each participant's compensation for the year. The Company may also make, in its discretion, a contribution equal to 3% of a participant's compensation for the year, without regard to whether the participant made a contribution to the Plan. The Plan also permits participants to make after-tax contributions of a portion of their annual compensation.

  During 1996, total Company contributions to the Plan for eligible employees consisted of a contribution of 3% of each eligible participant's annual compensation, plus a matching contribution on each participant's after-tax contributions of up to 2% of the participant's annual compensation.






                                      10
Stock Option Plans

  The Company maintains a 1985 Incentive Stock Option Plan and a 1995 Stock Option Plan. The following tables provide information with respect to stock options that were granted to and are held by the Named Executive Officers (other than Mr. Griffin who received no grants) under the Stock Option Plans. No stock appreciation rights ("SARS") have been granted to the Named Executive Officers.

                      OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS

                             PERCENT                         POTENTIAL
                 NUMBER OF   OF TOTAL                     REALIZABLE VALUE
                 SECURITIES  OPTIONS                      AT ASSUMED ANNUAL
                 UNDERLYING GRANTED TO                    RATES OF STOCK
                   OPTIONS  EMPLOYEES EXERCISE OR EXPIR-  PRICE APPRECIATION
                   GRANTED  IN FISCAL BASE PRICE  ATION   FOR OPTION TERMS (2)
       NAME        (#)(1)     YEAR   ($ / SHARE)  DATE      5% $     10% $
------------------ -------  --------- --------- --------- -------- ------------
James T. Holland     5,000     21%      $11.19   4-30-06   $91,116  $145,087

John S. Campbell     4,000     17%      $11.19   4-30-06   $72,893  $116,070

Michael J. Meissner  2,000      8%      $11.19   4-30-06   $36,447  $ 58,035

C. Bryant Nickerson  3,000     13%      $11.19   4-30-06   $54,670  $ 87,052

(1)  The options were exercisable  as of May 1, 1996.

(2) These options were granted for a ten-year term. The amounts disclosed as the potential realizable value are the result of calculations at the 5% and 10% assumed rates of appreciation permitted by the Securities and Exchange Commission. These amounts are not intended to forecast potential future appreciation of the Company's common stock price. The amounts disclosed are based on assumed rates of appreciation in the value of the Company's common stock over a ten-year period.





















                                      11
                       LAST FISCAL YEAR-END OPTION VALUES

                            Securities
                            Underlying           Value Of
                            Unexercised          Unexercised In-
                            Options              The-Money Options
                            At FY-End (#)        At FY-End ($)
     Name                    Exercisable          Exercisable
--------------------        --------------       -----------------

James T. Holland               40,660               $ 70,166

John S. Campbell               37,402               $ 30,539

Michael J. Meissner             5,000               $  2,063

C. Bryant Nickerson            27,066               $ 24,425

Philip S. Griffin              10,500               $  4,938

Report of Compensation and Stock Option Committee on Executive Compensation

  The Compensation and Stock Option Committee (the "Committee") is composed solely of directors who are not employees of the Company. The Committee reviews and recommends to the Board of Directors actions to implement a compensation structure that is intended to enhance the profitability of the Company. The compensation of the Company's senior executives is structured as a combination of salary, annual cash bonuses dependent on profitability, stock options, and a deferred compensation program. This compensation structure is intended to allow the Company to attract and retain qualified senior executives and align the financial interests of senior executives with those of the Company's stockholders.

  At the beginning of the 1996 fiscal year, the Committee reviewed proposals submitted by management for annual salaries and bonuses for the President and the Company's other senior executives. The Committee determined the amount of the salary and projected bonus to be paid to the President and the other senior executive for the year based on management's recommendations and subjective factors. In making its determination, the Committee reviewed information from an annual survey by a national compensation consulting firm of executive compensation for a group of public and private companies in the chemicals, plastics and related industries. The Committee reviewed composite salary and bonus amounts that were derived from salary and bonus data for executives of companies in this industry group with sales similar to the Company's 1995 sales and its projected sales for 1996, as presented by management. The Committee also reviewed publicly available information concerning executive compensation for a principal competitor.

  The Committee considered the composite compensation data derived from the annual survey an appropriate basis for reviewing the compensation levels of the Company's executives because many of the Company's peers are not public companies and thus do not publicly disclose information concerning the compensation of their executives, other than through voluntary participation in surveys. The Committee also considered the compensation information for the competitor a relevant basis for reviewing the compensation levels of the Company's executives because the competitor is a peer company that compares its cumulative total stockholder return to that of the S&P Chemicals (Specialty)


                                      12
Index, as does the Company (see "Comparative Performance" at page 14 of this Proxy Statement). The Company does not use the companies in the S&P Chemicals (Specialty) Index for comparison of executive compensation because the Company's most direct business competitors and competitors for executive talent are not the same as the companies included in the index.

  Based on this data, the 1995 salary and bonus for the President, and the salaries and bonuses of the Company's other executive officers, were generally competitive with the comparative salary and bonus standards described above. The Company set the President's combined 1996 salary and projected bonus at a level consistent with the median salary and bonus levels for the comparative group described above, taking into account the past performance of the President and the efforts that would be required of the President in a very competitive business environment. In addition, the Committee took into consideration the Company's profitability in 1995 and the Company's projections of increased profitability in 1996. The same process was generally used to set the combined 1995 salaries and bonuses of other senior executives.

  The 1996 bonus program for the President was structured to give the President the opportunity to receive a bonus based on the Company's 1996 net profit before bonuses and income taxes ("PBT"). Target bonuses for the senior executives, including the President, who are responsible for overall management of the Company were based on the Company's attainment of the same PBT goals. Except for Mr. Meissner, the bonuses for the senior executives who are directly responsible for divisions of the Company were based on PBT targets for their respective divisions. Mr. Meissner's bonus was based on the attainment of specified cost-containment targets. Because the threshold PBT targets that were established by the Committee for 1996 were not met, no senior executive other than Mr. Meissner was paid a bonus for that year.

  The Committee has traditionally granted long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of compensating executives for their efforts and insuring that the executives are provided with an incentive to increase the profitability of the Company and the value of the Company's stock. Stock options under the Company's Stock Option Plan have traditionally been granted with an exercise price equal to the fair market value of the Company's stock on the date of grant. Stock options therefore provide value to executives only when stockholders benefit from stock price appreciation.

  During 1996, the Committee selected certain key employees to receive stock options and determined the number of shares with respect to which each option was granted. The Committee's decisions on individual awards of stock options were based on recommendations of management, on assessments as to the eligible employee's potential for continuing to make such contributions and other subjective factors. In response to certain changes in Securities and Exchange Commission rules under Section 16 of the Securities Exchange Act of 1934, and certain requirements of the performance-based compensation exemption from the $1,000,000 deduction limit of Section 162 (m) of the Internal Revenue Code of 1986 (as described below), the Board of Directors formed a subcommittee to grant incentive awards under the Company's 1995 Stock Option Plan in future years.

  The Company maintains a deferred compensation program that provides benefits in specified amounts to the Company's executive officers upon their retirement at age 65 or death, or upon their termination of employment (other



                                      13
than by the executive's voluntary action or discharge for cause) after at least ten years of employment with the Company. The program also provides that benefits in specified amounts may be paid to executives who retire after reaching age 50 and completing at least 20 years of service with the Company. The deferred compensation program is intended to provide executives with an additional incentive to remain with the Company. Each of the Company's senior executives participates in the deferred compensation program.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1,000,000 limit on the amount of compensation that will be deductible by the Company each year with respect to each of the chief executive officer and the four other most highly compensated executive officers. The cash compensation level of the Company's executives is well below this $1,000,000 limit. The Company's 1995 Stock Option Plan is structured to be able to comply with the exemption from the Section 162(m) limitation as a performance-based plan.

  When setting compensation, the Committee takes into account the complexity of the Company's business and the need for strong, involved management. The Committee also takes into account the substantial changes that have taken place during recent years in the Company's business and the business environment in which the Company competes, and the special efforts made by senior management to continue the Company's profitability despite significant economic pressures and competition.

  In January 1997, the Committee approved and recommended to the Board that the Company enter into employment continuity agreements with certain key executives, including each of the executives listed in the Summary Compensation Table (other than Mr. Griffin). The Committee approved these agreements in order to insure that the Company's business and operations continue to be managed with a minimum of disruption in the event of a change in control of the Company. The terms of these agreements are described at page 9 of this proxy statement under "Employment Continuity Agreements".

  The foregoing report was furnished by the Compensation Committee, consisting of Messrs. Armstrong (Chairman), Bryant, Chapman and Munn.


                           COMPARATIVE PERFORMANCE

  The following graph compares the yearly percentage change in the cumulative total stockholder return of the Company's common stock against the cumulative total return of (i) the S&P Composite 500 Stock Index and (ii) the S&P Chemicals (Specialty) Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          O'SULLIVAN CORPORATION, S&P 500 AND S & P CHEMICALS-SPECIALTY

   MEASURED PERIOD    O'SULLIVAN             S & P CHEMICALS-
(FISCAL YEAR COVERED) CORPORATION S & P 500     SPECIALTY
--------------------  ----------- ---------  ----------------
DECEMBER 1991           100.00     100.00         100.00
DECEMBER 1992           122.14     107.62         105.94
DECEMBER 1993           117.31     118.46         120.79
DECEMBER 1994           125.73     120.03         105.45
DECEMBER 1995           143.11     165.13         138.60
DECEMBER 1996           156.15     203.05         142.16



                                      14
                       ITEM TWO-SELECTION OF AUDITORS

  Yount, Hyde & Barbour, P.C., a firm of certified public accountants in Winchester, Virginia, has served as auditors of the Company for several years. The Board of Directors recommends their appointment for the 1997 fiscal year and will ask the stockholders to approve such an appointment.
Representatives of the auditing firm are expected to be present at the stockholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.



                            STOCKHOLDER PROPOSALS

  Any stockholder desiring to make a proposal to be acted upon at the 1998 Annual Meeting tentatively scheduled for Tuesday, April 28, 1998, must present such proposal to the Company at its principal office in Winchester, Virginia not later than December 1, 1997, in order for the proposal to be considered for inclusion in the Company's proxy statement. Additionally, any stockholder who wishes to make a proposal from the floor at the 1997 stockholders' meeting must advise the Secretary of the Company in writing, mailed no later than April 15, 1997, of the nature of the proposal.


                                MISCELLANEOUS

  The annual report to stockholders, containing financial statements and pertinent footnotes thereto, is included with the mailing of this proxy statement.

                             /s/ C. Bryant Nickerson
                             -----------------------
                             C. BRYANT NICKERSON
                             Secretary, Treasurer & CFO

























                                      15
                                    [FRONT]
PROXY                                                COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF O'SULLIVAN CORPORATION

The undersigned hereby appoints A.H. Bryant II and J.T.Holland and each or any of them, proxy for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the annual meeting of the stockholders of O'Sullivan Corporation on April 29, 1997 and any adjournment thereof. The matters to be voted upon at this stockholders' meeting are listed on the other side. PLEASE READ EACH ITEM CAREFULLY.

The proxy may be revoked at any time before it is voted, and the giving of this proxy will not affect the right of the stockholder to attend the meeting and vote in person. This proxy will be voted as specified and in the absence of direction will be voted FOR each of the matters listed.

The management does not know any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be presented for action according to their judgement in light of conditions then prevailing.

                          CONTINUED ON OTHER SIDE

                                  [BACK]
THE MATTERS TO BE VOTED UPON ARE:                                     ####

A.  The election of directors for the ensuing year:
    [ ]  For all nominees listed:
         C.H. Bloom, Jr.   A.H. Bryant II   M.O. Bryant      R.L. Burrus, Jr.
         M.C. Chapman, Jr. J.T. Holland     R.M. McCullough  S.P. Munn
         L.W. Smith, Jr.
    [ ]  For all nominees listed above except as marked to the contrary below (Instruction: to withhold authority to vote for any
         individual nominee, write the nominee's name in the space provided below.)
         _________________________________________________________________
    [ ]  Withhold authority to vote for all nominees listed above.
B.  Approval of the appointment of Yount, Hyde & Barbour, P.C. of
    Winchester, Virginia as auditors for the company for the ensuing year.
    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN
C.  Upon such other matters as may properly come before the meeting.



                                        ------------------------ ---------
                                        SIGNATURE                DATE

                                        ------------------------ ---------
                                        SIGNATURE                DATE

Please sign, exactly as name appears above, date and return this proxy using the enclosed envelope. When shares are owned by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.